UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2009

China Holdings, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	333-119034	98-0432681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Julianna Lu, BSc. MSc.
Chief Executive Officer

Legal Address: 101 Convention Center Drive, Suite 700, Las Vegas, NV 89109-2001
 (Address of principal executive offices) (Zip Code)
Issuer’s telephone Number: 86-10-6280-9561

Mailing Address
Suite #601 – 110 Dai-Hou-Bei-Li, Hai-Dian-District, Beijing, PR China 100091
Issuer’s telephone Number: 86-10-6280-9561

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Material Definitive Agreement

On February 27, 2009,  China Holdings, Inc. (the “Company”) has legally secured a Land Acquisition & Development, Land Right & Ownership Contract ("the Contract") with local municipal government, Inner Mongolia, P.R. China to exclusively acquire and develop a total of  800 Million Square Meters of  Lands (Residential, Commercial, Industrial and Recreation Lands) at the fixed prices of : 1) 100 Million Square Meters (City Centre) Lands at 58,000 Yuan (China Currency) per mu (1 Mu = 667 Square Meters), and 2). Additional 700 Million Square Meters at 100,000 Yuan per mu. The Contract allows the Company to acquire all or part of the 800 Million Square Meters of Lands (Residential, Commercial, Industrial and Recreation Lands) in the next seven (7) years exclusively with non-competition & non-solicit legal protection for the local inner Mongolia government.

The Value inherent in the Company's unique position of The Land Acquisition & Development, Land Right & Ownership for the 800 Million Square Meters Lands of  Residential, Commercial, Industrial and Recreation Lands in Inner Mongolia PR China are truly extraordinary with multi-billions dollars values,  and the progress the Company has made on its initiatives for the coming years signals the ability to capitalize on the underlying potential /profits of land /real estate/properties development in Inner Mongolia, China.

Julianna Lu/The Founder/CEO/China Holdings, Inc. have delivered THE DEEP HONOR & APPRECIATION to local Inner Mongolia & Chinese Government for its Policies/Support/Adoration /offers to China Holdings, Inc.:
The Moon, The Dawn, The Sunset & The Magic & The Magnificent Opportunity & Wealth to China Holdings, Inc.’s  Future Growth, Development, Contribution & Commitment to Inner Mongolia & China.

China Holdings, Inc.
800 Square Kilometers of Land for Real Estate Development

China Holdings, Inc. will focuses on 800 Square Kilometers of Land for Real Estate Development in Inner Mongolia China in 2009-2016. The 800 Sq KM land for development is located within 5 kilometers of a city centre and will be developed with a master plan according to international standards and developed in consultation with the government and international /domestic real estate groups. The Company will capture and capitalize the potential significant commercial, industrial, residential and recreational properties development opportunities. The Company expects to generate revenues & profits from its development for the 800 square kilometers of real estate in late 2009 or early 2010.

Julianna Lu/The Founder/CEO & China Holdings, Inc. have the more slyly brilliant & lushly visionary to develop & construct The Inner Mongolia – The Flat Deserts into WORLD-CITIES: as The China-Las Vegas, and The China-Paris, and the China-London, and The China-Tokyo, and The China-Vancouver, and The China-Rome, with its ARTS, FINANCIAL, COMMERCIAL, INDUSTRIAL & RESREATIONS.

The Company is working with World-Top Architecture Firms for its 800 Square Kilometers’ Land/City Planning/Architecture Designing in next 1-3 months.

China Holdings, Inc. will announce a master plan (including Lands/City Planning, and Lands Architecture Designing/Lands Transactions, and Worldwide Marketing/Promotion, etc.) for the 800 Square Kilometers land development according to international standards and developed in consultation with the government and international real estate groups in next 3-4 months with I).Phase I for 100 Square Kilometers, including with Phase IA for 20 Square KM, & Phase IA for 30 Square KM, & Phase IA for 50 Square KM and II). Phase II for 200 Square Kilometers, and III). Phase III for 500 Square Kilometers.

On February 11 2009 for Its’ Development Execution/Plan in 2009-2013 to clearly “China Holdings, Inc. “ (the “Company”) and its controlled subsidiary: China Power, Inc.’s legal & business position, as again as following details:

China Power, Inc.
Building Renewable Energy Assets in China

Strong economic growth in China is driving demand for more electricity generating assets.  As noted previously, China Holdings, Inc./China Power, Inc. are engaged in the development of renewable clean energy sources in China.  CEO, Juliana Lu explains the shift in the company’s focus towards developing wind and biomass projects due to government financing incentives and guarantees from the State Power Corporation to purchase electricity generated by renewable energy facilities.  The company plans to develop 2,250 megawatts of electricity generating capacity from wind and biomass plants.    Despite the slower economic growth in 2009 as compared to China’s double digit growth over the past ten years, long term demand for electricity supports the building of new electricity generating facilities.  The Peoples Republic of China (PRC) is encouraging development of clean electricity generating assets due to the pollution issues with coal. Renewable energy sources such as wind and biomass is the company’s “answer to the energy security and climate change issues.” China Power expects that: in 4-5 years, when complete the 2,250 megawatt wind and biomass plants will generate $532 million in annual revenue.  These “green assets” will supply much needed electricity, and as a result is “unlikely to be derailed by the worldwide financial crisis.”  China Holdings/China Power are also seeking acquisitions in hydropower and plans to develop land in Inner Mongolia, PR China.

2000 Megawatts Wind Power Plants/Projects – 300 Square Kilometers Land - Development

China Power, Inc. focuses on its developing and construction of 2000 Megawatts Wind Power Plants/Projects on 300 Square Kilometers lands in Inner Mongolia, PR China in 2009 – 2013.

China Power, Inc. has moved forward for THE 2000 MW WIND POWER PLANTS/PROJECTS DEVELOPMENT/CONSTRUCTIONS PLAN (2009-2013) in Inner Mongolia PR China with the following programs & plans:

1.
Conducting the "Wind Resources Monitoring Programs" in early 2009 for 6-12 months programs on 300 MW Wind Power Plants as Phase I Development/Plan. The company expects to break ground in 2009 for the initial 300 MW of wind power, to be completed in 2-3 years.

2.
 Execute/Complete "Wind Turbines Supplying & Operation System" /Contracts with China Top Rank Wind Turbines’ Manufactures or/and Global Industrial Wind Turbines Manufactures/", and ensure the system with the following  features:

*
Wind Turbines (700 of 3.0MW or 600 of 3.6 MW): with the aim of reducing the cost per kWh, and lighter,Stronger towers and ground-breaking nacelle design which produces more power from less weight with efficiency, economic, effectiveness.

*
Wind  Farm Operation Systems (Advanced) with the features of  Real-time active and reactive power control of the entire wind power plant; Control and monitoring of wind turbines, meteorology ,instruments and substations; Plant performance summaries in both text and graphical form; Comprehensive report generator module;  Productivity presentations; Availability calculations; Instant online data from any turbine: Status, power, wind speed, voltage current, temperatures and alarms; 10-minute averaged data, including mean values, standard deviations, minimum and maximum values; Advanced power curve presentations, including power curves, scatter curves, reference and wind distribution curves from multiple units; User-friendly graphical user interface based  on Windows standards; Client connection manager for access to multiple power plants; Secure login with customisable access profiles; Remote control of a single wind turbine or a group of  turbines.

3.
Complete “EPC Contracts” with China-National Top Rank Engineering Firms or/and Top-Global Engineering Firms (“EPC": Project Planning and Design, Project management, engineering, procurement and construction expertise) to construct the Company’s 2000 Megawatts Wind Power Plants/Projects in Inner Mongolia PR China on a turnkey basis/solution, and with upset price guarantees and fixed wind turbines installation & construction completion timetables.  “EPC” Completion Wind Turbines Installations and Manufacturing “2000 MW WIND POWER PLANTS/PROJECTS” on 300 Square KM Lands in Inner Mongolia PR China in 2-4 years approximately.

The Company's 2000 Megawatts Wind Farm Power Plants are legally financially protected by Local Chinese Government & China New Renewable Energy Policies & Laws to wind energy producers and developers. Under the China Renewable Energy Laws and Registrations, the China State Power Grid has agreed to purchase 100% of the power generated by the company’s wind power plants (2,000 MW) at 0.55 Yuan per kilowatt hour or approximately $0.08 per kilowatt hour, with a 4% increase annually for 25-30 years with additional guaranteed extension terms.. The Company expects total gross revenue of 2,750 Million Yuan (2,000,000 Kilowatts x 2500 Hours x 0.55 Yuan/Kwh) in 4 -5 years upon 2,000 MW Wind Farm Power Plants in full production. The value inherent in the Company's unique position through its 2000 MW Wind Power Plants/Projects is truly extraordinary, and the progress the Company has made on its initiatives for the coming years signals the ability to capitalize on the underlying potential of renewable energy power plants & industry in China, or/and worldwide.

250 Megawatts – 5 Biomass Power Plants

China Power will consolidate/develop its construction plan/execution  on its five 50 MW biomass power plants, for a total of 250 MW in Hebei, Hunan, AnHui and Inner Mongolia Provinces, PR China in 2009-2013. China Power has completed two (2) Biomass Plants/projects’feasibility studies in 2008 via: China Electric & Design Institute, owned/controlled by China National Mechanical & Industrial Minister ( “CEI”) (China-National-Top-Rank (6) Engineering Firm). However, due to current world economy crisis, China Power & CEI expect to reduce 20%-30% total construction cost from 600 millions RMB down to 400 millions RMB for each 50 MW biomass plants/projects. China Power have also completed three (3) fuel analysis completed for three biomass plants/projects. China Power expects to break ground on the biomass projects in 2009, with completion in 24 to 36 months. Under China Renewable Energy Laws and Registrations, the China State Power Grid has agreed to purchase 100% of the electricity power generated by the company’s five biomass power plants at 0.60 Yuan per kilowatt hour or approximately $0.088 per kilowatt hour, with a 4% annual increase for 25 years, and additional guaranteed extension terms. China Power expects to reach a total of gross revenue: 900 millions RMB = 5 x 50,000 KW x 6000 Hours x 0.60 Yuan in 4 -5 years upon 250 MW -5 Biomass  Power Plants in full production. The net income is estimated as 45% of the total gross revenue.

Hydropower Potential

China Power has been pursuing potential acquisitions in hydropower plants, but the “China renewable energy policy does not support hydropower as much” as compared to biomass and wind power.  Current hydropower purchase agreements only guarantee a price of 0.20 to 0.35 Yuan per kilowatt.  As a result, acquiring small hydropower facilities is currently not as attractive as developing other renewable energy facilities.  If government guarantees for hydropower electricity changes, China Holdings/China Power is ready to pursue hydropower acquisitions.  Julianna Lu/The Founder/CEO of China Holdings, Inc./China Power, Inc. states that hydropower “opportunities are still there for China Holdings” and the company “may complete an acquisition in 2009”

Chinese Demand for Electricity

Strong economic growth in China has created growing demand for electricity.  The PRC estimates that electricity demand is growing at 9% to 10% annually.  To better address growing electricity needs, the PRC created a corporate structure, the State Power Corporation, with the objective of professional business management of the electrical grid assets.

PRC Renewable Energy Goals

Approximately 70% of existing electricity generation in China is from coal.  The PRC has established goals to increase electricity generated by renewable energy sources.  Specific goals are for 100 gigawatts (GW) of power from wind, 200 GW from large hydropower and 53 GW from nuclear by 2020.  The Chinese government is backing loans to encourage project development and obligating state grid companies to purchase renewable energy.

RISK FACTORS

Financing

To encourage development of renewable energy, the Chinese government has established a policy to “guarantee loans for up to 65% of renewable energy” projects, including wind energy and biomass energy.  China Holdings plans to utilize the government backed loans in developing its wind power and biomass projects.  There can be no assurance that the company will be successful in equity financing.

Capital Required

The total cost for the first phase of the wind project (300 MW) will be approximately $310 million ($US).  For the biomass projects, each 50 MW is expected to cost approximately 400 million Yuan or $59 million ($US).  We expect the company to finance 35% of each project with equity.  Total equity capital required to build the first phase of the wind project and the initial biomass project is approximately $129 million ($US).  We believe the company is likely to raise capital in stages and develop the renewable energy projects accordingly.

Share Structure

As December 31, 2008, China Holdings, Inc. had a total  333,673,669 fully diluted common stocks/options/warrants outstanding, combined with a total of 186,600,000 common shares outstanding, approximately 30,000,000 shares in the public float, and 147,073,669 options and warrants outstanding. China Power, Inc. is a subsidiary that is controlled &owned by China Holdings, Inc. currently.

Item 3.02   Unregistered Sales of  Equity Securities , and
Item 5.02 Appointments of Certain Officers, Compensations Arrangement of Certain Officers

On February 27, 2009, China Holdings, Inc. (“The Company”) has approved A BOARD RESOLUTION and An Action by the Written Consent of the Majority (60% plus) of  Stockholders of China Holdings, Inc. for legally issuing/compensating Julianna Lu/The Founder/CEO/China Holdings, Inc. with a total of China Holdings, Inc.’s 30,000,000 common stocks (as SEC 144 rules/legends) for Julianna Lu’s significant contribution to China Holdings, Inc.’s multi-billions dollars deals:800 Sq KM Lands Deal & China Power, Inc.’s 2000 MW Wind Power Plants/Deals , legally approved by The Company’s Board and An Action Written Consent of the Majority (60% plus) of  Stockholders of China Holdings, Inc. approved votes of  1).Julianna Lu/The CEO/Founder/Family of more than 96,172,600 common stocks & 2,500,000 series “A” preferred stocks , & 2).Xiaofei Yu/Vice Chairman/his family of more than 10,830,000 common stocks. China Holdings, Inc. agrees to issue and delivery its 30 millions common stocks certificate to Julianna Lu via the Company’s sec registered stocks transfer agent (Continental Stock Transfer & Trust Company) in next 30-90 days legally timely. The Company issued restricted common stocks in reliance upon the exemption from registration provided with Rule 506 of Regulation D and /or section 4 (2) of the Securities Act 1933, as amended, as a sale not involving any public offering. The sales of the shares of  common stocks were not registered under Securities Act, and the shares may not be sold absent registration or an applicable exemption from registration requirement.

On February 27, 2009, China Holdings, Inc. (“The Company”) has approved A BOARD RESOLUTION that Ronald Shon, a Successful Canadian Businessman, will remain as the Chairman of Advisory Board of the Company in 2009-2010 for his roles of corporate financing and global strategy. The Company has legally granted Ronald Shon with a total 15,000,000 common stocks options/warrants (at the prices of US$0.20 & US$0.25) in 2007-2008 and issued/compensated with a total of 500,000 common stocks (as SEC 144 rules/legends) in 2007.

On February 27, 2009, China Holdings, Inc. (“The Company”) has approved A BOARD RESOLUTION that James H. Simpson/Bevitor Holdings (Barbados) will remain as part-time IR consultant to assist the Company’s Global Investors Relationship and Public Relationship. The Company agrees to remain legally effective of A Total of 6,000,000 common stocks options/warrants  (at the prices of US$0.20 & US$0.25) which granted to Mr. Simpson/Bevitor Holdings in later 2008 with an  effective period until Dec 31, 2012. Currently, James H. Simpson Bevitor Holdings (Barbados) hold of more than 5-6 millions common stocks of China Holdings, Inc. (SEC 144 rules/legends) since the Company started trading on OTCBB in later 2005.

The Company issued restricted common stocks/stocks options in reliance upon the exemption from registration provided with Rule 506 of Regulation D and /or section 4 (2) of the Securities Act 1933, as amended, as a sale not involving any public offering. The sales of the shares of  common stocks/stocks option were not registered under Securities Act, and the shares may not be sold absent registration or an applicable exemption from registration requirement.

The Company is developing THE NEW VERSIONS OF THE CORPORATE WEBSITES: China Holdings, Inc. on  www.chinaholding.net and China Power, Inc. on www.chinapower.us.  The Company will update its global presentation, corporate development, progress, information and updated management team, etc. on THE NEW WEBSITES. The update versions of  www.chinaholding.net & www.chinapower.us will be completed and presenting to the Public  in 2-3 months approximately.

Item 4.01 Change in Registrant’s Certifying Accountants

On February 27, 2009,  The Company’s Board has legally formally dismissed and terminated WEINBERG & COMPANY, P.A. as an independent registered public accounting firm of China Holdings, Inc. and its subsidiaries (the "Company").

During the Company’s two fiscal years ended December 31, 2007 and December 31, 2008, and during the subsequent interim period preceding from January 23rd, 2009 to February 28, 2009,   the dismission of  WEINBERG & COMPANY, P.A., the Company did not consult with WEINBERG & COMPANY, P.A. regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events described in Item 304(a)(2)(ii) of Regulation S-K.

During the most recent fiscal year and the subsequent interim period through  February 28, 2009, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-B.

The Company acknowledging that: the Company is responsible for the adequacy and accuracy of the disclosure in the filing; and staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and the Company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States

The Company is in the processing to retain an new independent registered public accounting firm for the company and its subsidiaries to audit the Company’s financial statements for its fiscal year ending December31 2008. The Company will file 8-K with SEC timely legally upon the arrangement for retaining an independent registered public accounting firm been completed.

Item 1.03 Entry into A Material Definitive Agreement

For Legal Justice, Legal Compliances, For Honor, Legal Protection to “China Holdings, Inc.” & All Public Shareholders’ interest, and for legally fully SEC/NASD rules compliances:

On February 23rd, 2009, China Holdings, Inc. (the “Company”) has approved “A Legal Request” to “UNITED STATES  SECURITIES AND EXCHANGE COMMISSION /Enforcement” & US ACCOUNTINGS SOCIETY/US AUDITORS SOCIETY” for The Legal Request of Conducting Legal Investigations on “WEINBERG & COMPANY, P.A./John Locus/CPA’s Non-Professional Acts with the concerns/possibility of breached CODE OF ETHICS, breached CODE OF PROFESSIONISM, & breached CODE OF TRUST, & breached of CODE OF CLIENTS’ TRUST/LEGAL FIDUCARY DUTY as SEC Licensed Auditor which “WEINBERG & COMPANY, P.A./John Locus/CPA has acted reckless with bad joke/bad drama of signed auditors engagement/careless resign for un-ethics political reasons at the cost & expenses of China Holdings, Inc./hundred of Public Shareholders’ interest. The Company also legally request US SEC Commission to legally investigate on “WEINBERG & COMPANY, P.A./John Locus/CPA’s Non-Independent relationship with Rivals: Steven Epstein / Sherb & Co.,LLP and China America Holdings, Inc. for using illegal under-handed means for illegal solicit/illegal competition purposes and possible illegal manipulations/corruptions on US Legal./Auditors/System and possibly illegally mess-up clients/rival companies’ sec filings/financial statements.

The Company’s legal actions are seeking PUBLIC & GOVERNMENT HONOR, JUSTICE, FAIRNESS, and HONORABLE FAIRLY PLAYING in business & legal systems in USA, China and Worldwide. For fully legally
SEC/NASDAQ rules compliances and for the best interest of China Holdings, Inc./hundred of public shareholders.

ITEM 9.01 Financial Statements and Exhibits.
(a)	Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Holdings, Inc.

Date: February 27, 2009	By:	/s/ Julianna Lu
Julianna Lu
Chief Executive Officer Chairperson of The Board Directors